NSAR
811-02383 - AB Bond Fund
77Q1
INVESTMENT ADVISORY CONTRACT

AB BOND FUND, INC.
1345 Avenue of the Americas
New York, New York 10105

July 22, 1992,
as amended
December 29,
1992,
July 1, 1999,
September 7,
2004, June 14,
2006,
December 16,
2009,
February 4,
2010,
December 7,
2011, May 1,
2013,
December 11,
2013, May 7,
2014, July 15,
2014, April
22, 2016,
January 1,
2017 and
January 29,
2017.


AllianceBernstein L.P.
1345 Avenue of the Americas
New York, New York 10105

Dear Sirs:
		We herewith confirm our agreement with
you as follows:
		1. We are an open-end, diversified
management investment company registered under the
Investment Company Act of 1940 the Act. We are currently authorized to issue three portfolios of shares and our
Directors are authorized to reclassify and issue any
unissued shares to any number of additional classes or
series Portfolios each having its own investment objective, policies and restrictions, all as more fully described in the Prospectuses and the Statements of Additional Information constituting parts of the Registration Statement filed on our behalf under the Securities Act of 1933 and the Act. We are engaged in the business of investing and reinvesting our assets in securities of the type and in accordance with the limitations specified in our Articles of Incorporation, By-Laws, Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933 and the Act, and any representations made in our
Prospectuses and Statements of Additional Information, all
in such manner and to such extent as may from time to time
be authorized by our Directors. We enclose copies of the documents listed above and will from time to time furnish you with any amendments thereof.
		2. 	a We hereby employ you to manage
the investment and reinvestment of the assets in each of our Portfolios as above specified, and, without limiting the generality of the foregoing, to provide management and other services specified below.
			b You will make decisions with
respect to all purchases and sales of securities in each of
our Portfolios. To carry out such decisions, you are hereby authorized, as our agent and attorney-in-fact, for our account and at our risk and in our name, to place orders for the investment and reinvestment of our assets. In all
purchases, sales and other transactions in securities in each of our Portfolios you are authorized to exercise full
discretion and act for us in the same manner and with the
same force and effect as we might or could do with respect
to such purchases, sales or other transactions, as well as
with respect to all other things necessary or incidental to
the furtherance or conduct of such purchases, sales or other transactions.
			c 	You will report to our
Directors at each meeting thereof all changes in each
Portfolio since the prior report, and will also keep us in
touch with important developments affecting any Portfolio
and on your own initiative will furnish us from time to time with such information as you may believe appropriate for this purpose, whether concerning the individual companies
whose securities are included in our Portfolios, the
industries in which they engage, or the conditions
prevailing in the economy generally. You will also furnish
us with such statistical and analytical information with
respect to securities in each of our Portfolios as you may believe appropriate or as we reasonably may request. In making such purchases and sales of securities in any of our Portfolios, you will bear in mind the policies set from time to time by our Directors as well as the limitations imposed
by our Articles of Incorporation and in our Registration Statement under the Securities Act of 1933 and the Act, the limitations in the Act and of the Internal Revenue Code in respect of regulated investment companies and the investment objective, policies and restrictions for each of
our Portfolios.
			d 	It is understood that you will
from time to time employ or associate with yourselves such persons as you believe to be particularly fitted to assist you in the execution of your duties hereunder, the cost of performance of such duties to be borne and paid by you. No obligation may be incurred on our behalf in any such respect. During the continuance of this agreement and at
our request you will provide to us persons satisfactory to
our Directors to serve as our officers. You or your affiliates will also provide persons, who may be our officers, to render such clerical, accounting and other services to us as we may from time to time request of you. Such personnel
may be employees of you or your affiliates. We will pay to
you or your affiliates the cost of such personnel for
rendering such services to us at such rates as shall from
time to time be agreed upon between us, provided that all
time devoted to the investment or reinvestment of securities in each of our Portfolios shall be for your account. Nothing contained herein shall be construed to restrict our right to hire our own employees or to contract for services to be performed by third parties. Furthermore, you or your affiliates other than us shall furnish us without charge with such management supervision and assistance and such office facilities as you may believe appropriate or as we
may reasonably request subject to the requirements of any regulatory authority to which you may be subject. You or your affiliates other than us shall also be responsible for the payment of any expenses incurred in promoting the sale of our shares other than the portion of the promotional
expenses to be borne by us in accordance with an effective
plan pursuant to Rule 12b-1 under the Act and the costs of printing our prospectuses and other reports to shareholders and fees related to registration with the Securities and Exchange Commission and with state regulatory authorities.
		3. 	It is further agreed that you will
reimburse us for that portion of the ordinary operating
expenses of each of our Portfolios except interest, taxes, brokerage, distribution service fees paid in accordance with an effective plan pursuant to Rule 12b-1 under the Act and extraordinary expenses, all to the extent permitted by applicable state law and regulation collectively, Excludable Expenses incurred by us which exceeds, as to a Portfolio, the limits applicable to such Portfolio under the laws or regulations of any state in which our shares of such
Portfolio are qualified for sale for the prior fiscal year.
		We hereby confirm that, subject to the
foregoing, we shall be responsible and hereby assume the obligation for payment of all our other expenses including:
a payment of the fees payable to you under paragraph 5
hereof; b custody, transfer, and dividend disbursing
expenses; c fees of directors who are not your affiliated persons; d legal and auditing expenses; e clerical, accounting and other office costs; f the cost of personnel providing services to us, as provided in subparagraph d of paragraph 2 above; g costs of printing our prospectuses and shareholder reports; h cost of maintenance of corporate existence; i interest charges, taxes, brokerage fees and commissions; j costs of stationery and supplies; k expenses and fees related to registration and filing with the Securities and Exchange Commission and with state regulatory authorities; and l such promotional expenses as may be contemplated by an effective plan pursuant to Rule 12b-1 under the Act provided, however, that our payment of such promotional expenses shall be in the amounts, and in accordance with the procedures, set forth in such plan.
		4. 	We shall expect of you, and you will
give us the benefit of, your best judgment and efforts in rendering these services to us, and we agree as an inducement to your undertaking these services that you
shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith,
provided that nothing herein shall be deemed to protect, or purport to protect, you against any liability to us or to our security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross
negligence in the performance of your duties hereunder, or
by reason of your reckless disregard of your obligations
and duties hereunder.
		5. 	In consideration of the foregoing, we
will pay you monthly on the last day of each month with
respect to the Intermediate Bond Portfolio a fee of 1/12 of
0.45 of 1.00% of the first $2.5 billion of the Portfolios average net assets, 1/12 of 0.40 of 1.00% of the excess over $2.5 billion up to $5 billion of the Portfolios average net assets and 1/12 of 0.35 of 1.00% of the excess over $5 billion of the Portfolios average net assets; provided,
however, that your compensation for the period from the
date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month,
and provided further that upon any termination of this
agreement before the end of any month, such compensation
for the period from the end of the last month ending prior to such termination to the date of termination shall be prorated according to the proportion which such period bears to such full month and shall be payable upon the date of
termination. In consideration of the foregoing, we will pay
you monthly on the last day of each month with respect to
our Bond Inflation Strategy a fee of 1/12 of 0.50 of 1.00%
of the first $2.5 billion of the Portfolios average net assets, 1/12 of 0.45 of 1.00% of the excess over $2.5 billion up to
$5 billion of the Portfolios average net assets and 1/12 of
0.40 of 1.00% of the excess over $5 billion of the Portfolios average net assets; provided, however, that your compensation for the period from the date hereof through
the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month, and provided further
that, upon any termination of this agreement before the end
of any month, such compensation for the period from the
end of the last month ending prior to such termination to
the date of termination shall be prorated according to the proportion which such period bears to such full month and shall be payable upon the date of termination.  In
consideration of the foregoing, we will pay you monthly on
the last day of each month with respect to our Municipal
Bond Inflation Strategy a fee of 1/12 of 0.50 of 1.00% of
the first $2.5 billion of the Portfolios average net assets, 1/12 of 0.45 of 1.00% of the excess over $2.5 billion up to
$5 billion of the Portfolios average net assets and 1/12 of
0.40 of 1.00% of the excess over $5 billion of the Portfolios average net assets; provided, however, that your compensation for the period from the date hereof through
the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month, and provided further
that, upon any termination of this agreement before the end
of any month, such compensation for the period from the
end of the last month ending prior to such termination to
the date of termination shall be prorated according to the proportion which such period bears to such full month and shall be payable upon the date of termination.  In
consideration of the foregoing, we will pay you monthly on
the last day of each month with respect to our Real Asset Strategy a fee of 1/12 of .75 of 1.00% of the Portfolios
average net assets; provided, however, that your
compensation for the period from the date hereof through
the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month, and provided further
that, upon any termination of this agreement before the end
of any month, such compensation for the period from the
end of the last month ending prior to such termination to
the date of termination shall be prorated according to the proportion which such period bears to such full month and shall be payable upon the date of termination.  In
consideration of the foregoing, we will pay you monthly on
the last day of each month with respect to our Limited
Duration High Income Portfolio a fee of 1/12 of 0.55 of
1.00% of the first $2.5 billion of the Portfolios average net assets, 1/12 of 0.50 of 1.00% of the excess over $2.5 billion up to $5 billion of the Portfolios average net assets and
1/12 of 0.45 of 1.00% of the excess over $5 billion of the Portfolios average net assets; provided, however, that your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month, and provided further
that, upon any termination of this agreement before the end
of any month, such compensation for the period from the
end of the last month ending prior to such termination to
the date of termination shall be prorated according to the proportion which such period bears to such full month and shall be payable upon the date of termination.  In
consideration of the foregoing, we will pay you monthly on
the last day of each month with respect to our Government Reserves Portfolio a fee of 1/12 of 0.20 of 1.00% of the Portfolios average net assets; provided, however, that your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month, and provided further
that, upon any termination of this agreement before the end
of any month, such compensation for the period from the
end of the last month ending prior to such termination to
the date of termination shall be prorated according to the proportion which such period bears to such full month and shall be payable upon the date of termination. In
consideration of the foregoing, we will pay you monthly on
the last day of each month with respect to our Tax-Aware
Fixed Income Portfolio a fee of 0.45 of 1.00% of the first
$2.5 billion of the Portfolios average net assets, 0.40 of
1.00% of the excess over $2.5 billion up to $5 billion of the Portfolios average net assets and 0.35 of 1.00% of the excess over $5 billion of the Portfolios average net assets; provided, however, that your compensation for the period from the date hereof through the last day of the month in
which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month, and provided further that, upon any termination
of this agreement before the end of any month, such
compensation for the period from the end of the last month ending prior to such termination to the date of termination shall be prorated according to the proportion which such period bears to such full month and shall be payable upon
the date of termination.  In consideration of the foregoing, we will pay you monthly on the last day of each month
with respect to our Credit Long/Short Portfolio a fee of
1/12 of 0.85 of 1.00% of the Portfolios average net assets; provided, however, that your compensation for the period from the date hereof through the last day of the month in
which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month, and provided further that, upon any termination
of this agreement before the end of any month, such
compensation for the period from the end of the last month ending prior to such termination to the date of termination shall be prorated according to the proportion which such period bears to such full month and shall be payable upon
the date of termination.  In consideration of the foregoing, we will pay you monthly on the last day of each month
with respect to our High Yield Portfolio a fee of 1/12 of
0.55 of 1.00% of the first $2.5 billion of the Portfolios average net assets, 1/12 of 0.50 of the excess over $2.5 billion up to $5.0 billion of the Portfolios average net
assets, and 1/12 of 0.45 of 1.00% of the excess over $5.0 billion of the Portfolios average net assets; provided, however, that your compensation for the period from the
date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month,
and provided further that, upon any termination of this agreement before the end of any month, such compensation for the period from the end of the last month ending prior to such termination to the date of termination shall be prorated according to the proportion which such period bears to such full month and shall be payable upon the date of
termination. In consideration of the foregoing, we will pay
you monthly on the last day of each month with respect to
our AB Income Fund,  a fee of 1/12 of 0.45 of 1.00% of the
first $2.5 billion of the Portfolios average net assets, 1/12 of
0.40 of 1.00% of the excess over $2.5 billion up to $5.0
billion of the Portfolios average net assets, and 1/12 of 0.35 of 1.00% of the excess over $5.0 billion of the Portfolios average net assets; provided, however, that your compensation for the period from the date hereof through
the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month, and provided further
that, upon any termination of this agreement before the end
of any month, such compensation for the period from the
end of the last month ending prior to such termination to
the date of termination shall be prorated according to the proportion which such period bears to such full month and shall be payable upon the date of termination.
		6. 	This agreement i shall become
effective on July 1, 1999 and shall remain in effect until
June 30, 2001 in the case of the Intermediate Bond
Portfolio, ii shall become effective on January 26, 2010 and shall remain in effect until January 26, 2012 in the case of the Bond Inflation Strategy and the Municipal Bond
Inflation Strategy, iii shall become effective on May 8,
2010 and shall remain in effect until May 8, 2012 in the
case of the Real Asset Strategy, iv shall become effective
on December 7, 2011 and shall remain in effect until
December 7, 2013 in the case of the Limited Duration High
Income Portfolio, v shall become effective on May 1, 2013
and shall remain in effect until May 1, 2015 in the case of
the Government Reserves Portfolio, vi shall become
effective on December 11, 2013 and shall remain in effect
until December 11, 2015 in the case of the Tax-Aware
Fixed Income Portfolio, vii shall become effective on May
7, 2014 and shall remain in effect until May 7, 2016 in the
case of the Credit Long/Short Portfolio, viii shall become effective on July 15, 2014 and shall remain in effect until
July 15, 2016 in the case of the High Yield Portfolio, ix
shall become effective on April 22, 2016 and shall remain
in effect until April 22, 2018 in the case of the AB Income Fund, and x shall continue in effect thereafter with respect to each Portfolio so long as its continuance is specifically approved at least annually by our Directors or by majority vote of the holders of our outstanding voting securities as
so defined of such Portfolio, and, in either case, by a
majority of our Directors who are not parties to this
agreement or interested persons, as defined in the Act, of
any such party other than as Directors of the Fund provided further, however, that if the continuation of this agreement is not approved as to a Portfolio, you may continue to
render to such Portfolio the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder. Upon the effectiveness of this agreement, it shall supersede all previous agreements between us covering the subject matter hereof. This
agreement may be terminated with respect to any Portfolio
at any time, without the payment of any penalty, by vote of
a majority of the outstanding voting securities as so defined of such Portfolio, or by a vote of a majority of our
Directors on 60 days written notice to you, or by you with respect to any Portfolio on 60 days written notice to us.
		7. 	This agreement may not be
transferred, assigned, sold or in any matter hypothecated or pledged by you and this agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge by you. The terms transfer, assignment and sale as used in this paragraph shall have the meanings ascribed thereto by governing law and any interpretation thereof contained in rules or regulations promulgated by the Securities and Exchange Commission thereunder.
		8. 	a 	Except to the extent
necessary to perform your obligations hereunder, nothing
herein shall be deemed to limit or restrict your right, or the right of any of your employees, or any of the directors of AllianceBernstein Corporation, general partner, who may also be a director, officer or employee of ours, or persons otherwise affiliated with us within the meaning of the Act to engage in any other business or to devote time and
attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.
			b 	You will notify us of any
change in the general partners of your partnership within a reasonable time after such change.
		If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

				Very
truly yours,

				AB
Bond Fund, Inc.


				By:	/s/Stephen J. Laffey
					Name:  Stephen J. Laffey

	Title:  Assistant Secretary



Agreed to and accepted July 22, 1992, as amended
December 29, 1992, July 1, 1999,
September 7, 2004, June 14, 2006, December 16, 2009,
February 4, 2010, December 7, 2011, May 1, 2013,
December 11, 2013, May 7, 2014, July 15, 2014, April 22,
2016, January 1. 2017 and January 29, 2017.

AllianceBernstein L.P.


By:	/s/Emilie D. Wrapp
	Name:  Emilie D. Wrapp
	Title:  Assistant Secretary







2